EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common units representing limited partner interests in MID-CON ENERGY PARTNERS, LP and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: December 30, 2011

YORKTOWN ENERGY PARTNERS VIII, L.P.

By:	Yorktown VIII Company LP,
its general partner

	By:	Yorktown VIII Associates LLC,
its general partner

		By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Member

YORKTOWN VIII COMPANY LP

By:	Yorktown VIII Associates LLC,
its general partner

	By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Member

YORKTOWN VIII ASSOCIATES LLC

By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Member